Exhibit 31.1
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                                 CERTIFICATION



I, Robert McGinnis, certify that:

      1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Greenwich Capital Acceptance, Inc., Resecuritization Mortgage Trust, Series 2000-A;

      2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report; and

      3. Based on my knowledge, the distribution or servicing information required to be provided to the depositor by the trustee under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffillated parties: JP Morgan Chase Bank and Bank One, National Association.


Date:  October 1, 2004


       /s/ Robert McGinnis
       ----------------------
       Robert McGinnis
       President


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